CONTRIBUTION AGREEMENT

BETWEEN

SGC HOLDINGS, INC.

AND

NEIL H. RIORDAN

ARTICLE I Contribution of Assets; Issuance of Securities	1
1.1 Contribution of Assets; Issuance of Securities	1
1.2 Exemption from Registration	1
1.3 Common Stock Ownership on the Closing Date	2
ARTICLE II Representations and Warranties of Riordan	2
2.1 Capacity	2
2.2 Governmental Authorization, Conflicts	2
2.3 Non-Contravention	2
2.4 Binding Effect	2
2.7 Finders’ Fees	2
2.9 Intellectual Property Rights	3
2.10 Litigation	3
2.11 Full Disclosure	3
2.12 Criminal or Civil Acts	3
2.13 Restricted Securities	3
ARTICLE III Representations and Warranties of SGC	3
3.1 Organization	3
3.2 Capital	3
3.3 Subsidiaries	4
3.4 Directors and Officers	4
3.5 Financial Statements	4
3.6 Absence of Changes	4
3.7 Absence of Undisclosed Liabilities	4
3.8 Tax Returns	4
3.9 Investigation of Financial Condition	4
3.10 Intellectual Property Rights	4
3.11 Compliance with Laws	4
3.12 Litigation	5
3.13 Authority	5
3.14 Ability to Carry Out Obligations	5
3.15 Full Disclosure	5
3.16 Assets	5
3.17 Material Contracts	5
3.18 Criminal or Civil Acts	5

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(continued)

3.19 Bulletin Board Trading Status	5
ARTICLE IV Covenants Prior to the Closing Date	6
4.1 Investigative Rights	6
4.2 Conduct of Business	6
4.3 Confidential Information	6
4.4 Notice of Non-Compliance	6
ARTICLE V Conditions Precedent to SGC’s Performance	6
5.1 Conditions	6
5.2 Accuracy of Representations	7
5.3 Performance	7
5.4 Absence of Litigation	7
5.5 Certificate	7
ARTICLE VI Conditions Precedent to Riordan’s Performance	7
6.1 Conditions	7
6.2 Accuracy of Representations	7
6.3 Performance	7
6.4 Absence of Litigation	7
6.5 Officer’s Certificate	7
6.6 Directors of SGC	8
6.7 Officers of SGC	8
6.8 Private Placement	8
6.9 Employee Agreement	8
ARTICLE VII Closing	8
7.1 Closing	8
ARTICLE VIII Covenants Subsequent to the Closing Date	8
8.1 Registration and Listing	8
8.2 Indemnification	9
ARTICLE IX Miscellaneous	12
9.1 Captions and Headings	12
9.2 No Oral Change	12
9.3 Non-Waiver	12
9.4 Time of Essence	12
9.6 Choice of Law	12
9.7 Counterpart	12

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(continued)

9.8 Notices	12
9.9 Binding Effect	13
9.10 Mutual Cooperation	13
9.11 Consultants	13
9.12 Announcements	13
9.13 Expenses	13
9.14 Survival of Representations and Warranties	13
9.15 Exhibits	13
9.16 Termination, Amendment and Waiver	13

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AGREEMENT

THIS AGREEMENT (“Agreement”) is made this 12th day of October, 2005, by and between SGC Holdings, Inc., a Nevada corporation (“SGC”), and Neil H. Riordan, an individual resident of Maricopa County, Arizona (“Riordan”).

RECITALS

WHEREAS, Riordan desires to contribute to SGC all of his right, title and interest in and to the intellectual property described on Exhibit 1.1 hereto (the “IP”) in consideration for 100,223,602 newly issued unregistered shares of common stock of SGC; and

WHEREAS, all annexes, disclosure schedules, exhibits and other attachments hereto are incorporated herein by reference and, taken together with this Agreement, including the foregoing Recitals, shall constitute but a single agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties hereto agree as follows:

ARTICLE I

Contribution of Assets; Issuance of Securities

1.1	Contribution of Assets; Issuance of Securities.

(a) Subject to the terms and conditions of this Agreement, Riordan hereby assigns, transfers, and delivers to SGC, as a contribution, free and clear of all title defects, objections, liens, pledges, claims, security interests, or other encumbrances of any native whatsoever, all of his right, title and interest in and to the IP pursuant to an Assignment Agreement substantially in the form of Exhibit 1.2 hereto of the patent application set forth in Exhibit 2.9 hereto.

(b)           Subject to the terms and conditions of this Agreement, SGC agrees to issue and exchange 100,223,602 fully paid and nonassessable unregistered shares of SGC’s $.001 par value common stock (the “SGC Shares”) to Riordan and his designees in consideration for the IP. All SGC common stock will be issued directly to Riordan and the individuals and entities designated by Riordan on the Closing Date, pursuant to the schedule set forth in Exhibit 1.3.

1.2           Exemption from Registration. The parties hereto intend that all SGC Shares to be issued to Riordan and his designees shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) and/or Regulation D of the Act and rules and regulations promulgated thereunder. In furtherance thereof, Riordan will execute and deliver to SGC on the closing date of this Agreement (the “Closing Date”) a copy of the Subscription Agreement set forth in Exhibit 1.4 hereto.

1.3           Common Stock Ownership on the Closing Date. On the Closing Date, the common stock ownership of SGC shall be as follows:

Neil H. Riordan	100,223,602 shares
SGC existing stockholders	22,000,000 shares
Private Placement purchasers (1)	2,000,000 shares
Total	124,223,602 shares

(1)	Represents 2,000,000 of the 14,000,000 shares of common stock of SGC to be issued in a private placement as described in Section 6.8

ARTICLE II

Representations and Warranties of Riordan

Riordan hereby represents and warrants to SGC that:

2.1           Capacity. The execution, delivery and performance by Riordan of this Agreement and the consummation by Riordan of the transactions contemplated hereby are within his capacity and no approval or consent of any other person is required in connection therewith.

2.2	Governmental Authorization, Conflicts.

(a)         The execution, delivery and performance by Riordan of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority.

(b)        No consent, approval, waiver or other action by any person or under any material contract, agreement, indenture, lease, instrument or other document to which Riordan is a party or by which he is bound is required or necessary for the execution, delivery and performance of this Agreement by Riordan or the consummation of the transactions contemplated hereby.

2.3           Non-Contravention. The execution, delivery and performance by Riordan of this Agreement does not and will not contravene or constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Riordan under any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree, administrative interpretation, award or other instrument binding upon Riordan, or result in the creation or imposition of any lien or encumbrance of any kind whatsoever on the IP.

2.4           Binding Effect. This Agreement constitutes a valid and binding agreement of Riordan, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally and the application of equitable principles.

2.7           Finders’ Fees. Riordan has not employed any investment banker, broker, finder or other intermediary who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement

2.9           Intellectual Property Rights. Riordan owns or has the right to use all trademarks, service marks, trade names and copyrights set forth on Exhibit 1.1 hereto

2.10         Litigation. Riordan is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the knowledge of Riordan, threatened against or affecting Riordan or its business, assets or financial condition. Riordan is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. Riordan is not engaged in any material litigation to recover monies due to it.

2.11         Full Disclosure. None of the representations and warranties made by Riordan herein or in any exhibit, certificate or memorandum furnished or to be furnished by Riordan, or on its behalf, contains or will contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

2.12         Criminal or Civil Acts. For the period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of Riordan has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Securities and Exchange Commission (the “Commission”) or NASD judgment or decree, or is currently the subject to any investigation in connection with a felony crime or Commission or NASD proceeding.

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2.13        Restricted Securities. Riordan, by execution of this Agreement and a Subscription Agreement in the form of Exhibit 1.4, acknowledges that all of the SGC Shares issued to him are restricted securities and none of such securities may be sold or publicly traded except in accordance with the provisions of the Act.

ARTICLE III

Representations and Warranties of SGC

SGC represents and warrants to Riordan that:

3.1           Organization. SGC is a corporation duly organized, validly existing and in good standing under the laws of Nevada, has all necessary corporate powers to carry on its business, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification, except where the failure to be so qualified would not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. For purposes of this Agreement, the term “Material Adverse Effect” shall mean a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), properties or operations of the applicable party.

3.2           Capital. On the Closing Date, the authorized capital stock of SGC shall consist of 300,000,000 shares of $.001 par value common stock, of which 22,000,000 shares will be outstanding, without giving effect to the issuance of shares contemplated by the private placement transaction described herein. All of SGC’s outstanding securities are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating SGC to issue any additional shares of its capital stock of any class. The SGC Shares, when issued in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable.

3.3	Subsidiaries. SGC does not have any subsidiaries or own any interest in any other enterprise.
3.4	Directors and Officers. Christos E. Loukas is the sole officer and director of SGC.

3.5           Financial Statements. Exhibit 3.5 hereto consists of the audited financial statements of SGC for the years ended December 31, 2003 and 2004 and the unaudited financial statements of SGC for the three months ended March 31, 2005 (the “SGC Financial Statements”). The SGC Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by SGC throughout the periods indicated, and fairly present the financial position of SGC as of the date of the balance sheets included in the SGC Financial Statements and the results of operations for the periods indicated, subject in the case of the interim financial statements to normal year-end adjustments and the absence of footnote disclosure. There are no material omissions or nondisclosures in the SGC Financial Statements.

3.6           Absence of Changes. Since June 30, 2005, there has not been any material change in the financial condition or operations of SGC, except as contemplated by this Agreement.

3.7           Absence of Undisclosed Liabilities. As of June 30, 2005, SGC did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the SGC Financial Statements or in SGC’s filings with the Securities and Exchange Commission since June 30, 2005 (the “SGC SEC Filings”), except liabilities in the normal course of business consistent with past practice and incurred subsequent to June 30, 2005.

3.8           Tax Returns. Within the times and in the manner prescribed by law, SGC has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable.

3.9           Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, Riordan, its legal counsel and accountants shall have the opportunity to meet with SGC’s accountants and attorneys to discuss the financial condition of SGC. SGC shall make available to Riordan all books and records of SGC.

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3.10         Intellectual Property Rights. SGC does not have any patents, trademarks, service marks, trade names, copyrights or other intellectual property rights.

3.11         Compliance with Laws. SGC has complied with, and is not in violation of, applicable federal, state or local statutes, laws or regulations including federal and state securities laws.

3.12         Litigation. SGC is not a defendant in any suit, action, arbitration, or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of SGC, threatened against or affecting SGC or its business, assets or financial condition. SGC is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. SGC is not engaged in any material litigation to recover monies due to it.

3.13         Authority. The Board of Directors of SGC has authorized the execution of this Agreement and the transactions contemplated herein, and SGC has full power and authority to execute, deliver and perform this Agreement, and this Agreement is the legal, valid and binding obligation of SGC, and is enforceable in accordance with its terms and conditions, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to the enforcement of creditors’ rights generally and by general principles of equity..

3.14         Ability to Carry Out Obligations. The execution and delivery of this Agreement by SGC and the performance by SGC of its obligations hereunder will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw or other agreement or instrument to which SGC is a party, or by which it may be bound, nor will any consents or authorization of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of SGC, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of SGC.

3.15         Full Disclosure. None of the representations and warranties made by SGC herein, or in any exhibit, certificate or memorandum furnished or to be furnished by SGC or on its behalf, contains or will contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The SGC SEC Filings do not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

3.16         Assets. SGC has no assets or liabilities except for cash which it may have received in connection with the private placement described in Section 6.8.

3.17	Material Contracts. SGC has no material contracts.

3.18         Criminal or Civil Acts. For a period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of SGC has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a formal or informal inquiry or other action, or NASD judgment or decree, or is currently the subject to an investigation in connection with any felony, crime or Commission or NASD proceeding.

3.19         Bulletin Board Trading Status. SGC shall be in compliance with all requirements for, and its common stock shall be trading freely on, the Electronic Over the Counter Bulletin Board system on the Closing Date.

ARTICLE IV

Covenants Prior to the Closing Date

4.1           Investigative Rights. Prior to the Closing Date, each party shall provide to the other party, and such other party’s counsel, accountants, auditors and other authorized representatives, full access during normal

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business hours and upon reasonable advance written notice to all of each party’s properties, books, contracts, commitments and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party’s affairs as the other party may reasonably request, provided such receiving party, if requested, executes a confidentiality agreement in form and substance satisfactory to the disclosing party. If during the investigative period one party learns that a representation of the other party was not accurate, no such claim may be asserted by the party so learning that a representation of the other party was not accurate.

4.2           Conduct of Business. Prior to the Closing Date, SGC shall conduct its business in the normal course consistent with past practices and shall not sell, pledge or assign any assets without the prior written approval of the other party, except in the normal course of business. SGC shall not amend its Articles of Incorporation or Bylaws (except as may be described in this Agreement), declare dividends, redeem or sell stock or other securities. Neither party shall enter into negotiations with any third party or complete any transaction with a third party involving the sale of any of its assets (or, in the case of Riordan, sale of the IP) or the exchange of any of its common stock.

4.3           Confidential Information. Each party will treat all nonpublic, confidential and trade secret information received from the other party as confidential, and such party shall not disclose or use such information in a manner contrary to the purposes of this Agreement. Moreover, all such information shall be returned to the other party in the event this Agreement is terminated.

4.4           Notice of Non-Compliance. Each party shall give prompt notice to the other party of any representation or warranty made by it in this Agreement becoming untrue or inaccurate in any respect or the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

ARTICLE V

Conditions Precedent to SGC’s Performance

5.1           Conditions. SGC’s obligations hereunder shall be subject to the satisfaction at or before the Closing of all the conditions set forth in this Article V. SGC may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by SGC of any other condition of or any of SGC’s other rights or remedies, at law or in equity, if Riordan shall be in default of any of its representations, warranties or covenants under this Agreement.

5.2           Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Riordan in this Agreement or in any written statement that shall be delivered to SGC by Riordan under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

5.3           Performance. Riordan shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

5.4           Absence of Litigation. No action, suit or proceeding, including injunctive actions, before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Riordan on or before the Closing Date.

5.5           Certificate. Riordan shall have delivered to SGC a certificate, dated the Closing Date, certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article II are true and correct as of the Closing Date.

ARTICLE VI

Conditions Precedent to Riordan’s Performance

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6.1           Conditions. Riordan’s obligations hereunder shall be subject to the satisfaction at or before the Closing of all the conditions set forth in this Article VI. Riordan may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Riordan of any other condition of or any of Riordan’s rights or remedies, at law or in equity, if SGC shall be in default of any of its representations, warranties or covenants under this Agreement.

6.2           Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by SGC in this Agreement or in any written statement that shall be delivered to Riordan by SGC under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

6.3           Performance. SGC shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

6.4           Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against SGC on or before the Closing Date.

6.5           Officer’s Certificate. SGC shall have delivered to Riordan a certificate dated the Closing Date signed by its sole executive officer and director certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article III are true and correct as of the Closing Date.

6.6           Directors of SGC. On the Closing Date, the sole director of SGC shall elect the following persons to SGC’s Board of Directors: Neil H. Riordan, Roger Nocera, M.D., and John Patterson. The existing director of SGC shall resign as a director.

6.7           Officers of SGC. On the Closing Date, the newly constituted Board of Directors of SGC shall elect such officers of SGC as they shall determine. SGC’s existing executive officers shall resign.

6.8           Private Placement. On or prior to the Closing Date, SGC shall have sold a minimum of 2,000,000 shares of its common stock for $0.25 per share (or $500,000) and a maximum of 14,000,000 shares of its common stock. Any shares sold above 2,000,000 shares will be sold at prices to be agreed upon by SGC and future private placement investors. Shares of common stock sold subsequent to the Closing Date shall be deemed to be part of the same private placement for all purposes.

6.9           Employment Agreement. SGC shall have entered into an Employment Agreement with Riordan in the form and substances satisfactory to Riordan (the “Employment Agreement”).

ARTICLE VII

Closing

7.1           Closing. The Closing of this Agreement shall be held at the offices of Squire, Sanders & Dempsey L.L.P., Two Renaissance Square, 40 North Central Avenue, Suite 2700, Phoenix, Arizona 85004, at any mutually agreeable time and date prior to October 31, 2005, unless extended by mutual agreement. At the Closing:

(a)	Riordan shall deliver to SGC copies of Exhibit 1.4 executed by Riordan;

(b)           SGC shall deliver to Riordan certificates representing 100,223,602 shares of SGC’s common stock;

(c)           SGC shall deliver (i) the officer’s certificate described in Section 6.5, (ii) a signed consent and/or minutes of its directors approving this Agreement, (iii) the resignation of its sole executive officer and director pursuant to Sections 6.6 and 6.7; and (iv) the Employment Agreement;

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(d)           Riordan shall deliver (i) the certificate described in Section 5.5, (ii) a signed Assignment in the form of Exhibit 1.2; and (iii) the Employment Agreement.

ARTICLE VIII

Covenants Subsequent to the Closing Date

8.1	Registration and Listing. Following the Closing Date, SGC shall:

(a)           Continue SGC’s common stock listing on the Electronic Over the Counter Bulletin Board system; and

(b)	List SGC’s securities in Standard & Poor’s OTC or Corporate Manual.
8.2	Indemnification. SGC and Riordan hereby agree as follows:

(a)	General Indemnification Obligations.

(i)            Riordan hereby agrees to indemnify, defend and hold SGC and its officers, directors and other affiliates harmless from and against and to reimburse such Persons with respect to any one or more of the following:

(A)          any and all Damages (as defined below) arising out of or resulting from a misrepresentation or breach of warranty of Riordan contained in this Agreement or in any exhibit or schedule hereto, or in any other statement, certificate or document furnished or to be furnished to SGC pursuant hereto or in connection with the transactions contemplated hereby;

(B)          any and all Damages arising out of or resulting from any breach of any covenant or obligation of Riordan contained in this Agreement, whether requiring performance before or after the Closing Date;

(C)          any and all Damages arising out of or resulting from any claim based on or arising out of, in whole or in part, this Agreement, the transactions contemplated hereby or the performance by any party of its obligations hereunder made by or on behalf of any party (other than SGC) with whom Riordan heretofore has had, or hereafter may have, discussions or communications regarding the sale or other dispositions of all or substantially all of the IP;

(D)          any and all Damages arising out of or resulting from any liabilities of Riordan of any nature, whether due or to become due, whether accrued, absolute, contingent or otherwise, whether arising prior to or after the Closing Date, relating to the ownership or operation of the IP on or prior to the Closing Date; and

(ii)           SGC hereby agrees to indemnify, defend and hold Riordan harmless from and against and to reimburse Riordan and his affiliates with respect to any one or more of the following:

(A)          any and all Damages arising out of or resulting from a misrepresentation or breach of warranty of SGC contained in this Agreement or in any statement, certificate or document furnished or to be furnished by SGC to Riordan pursuant hereto or in connection with the transactions contemplated hereby;

(B)          any and all Damages arising out of or resulting from any breach of any covenant or obligation of SGC contained in this Agreement, whether requiring performance before or after the Closing Date; and

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(C)          any and all Damages arising out of or resulting from any liabilities of SGC of any nature, relating to the ownership or operation of SGC arising after the Closing Date.

For purposes of this Agreement, “Damages” means the aggregate amount of all damages, claims, losses, taxes, obligations, liabilities (including any governmental penalty, fines or punitive damages), deficiencies, interest, costs and expenses arising out of or relating to a matter and any actions, judgments, costs (other than salary or other compensation payable to any director, officer or employee) and expenses (including reasonable attorneys’ fees and all other out-of-pocket expenses incurred in investigating, preparing or defending any litigation or proceeding, commenced or threatened) incident to such matter or to the enforcement of this Agreement.

(b)	General Indemnification Procedures.

(i)            A party seeking indemnification pursuant to this Section 8.2 (an “Indemnified Party”) on the basis of a claim asserted by a third party shall give prompt written notice to the party from whom such indemnification is sought (the “Indemnifying Party”) of the assertion of such claim, or the commencement of any action, suit or proceeding brought by a third party, in respect of which indemnity may be sought hereunder and will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but failure to give such notice shall not relieve the Indemnifying Party of any liability hereunder (except to the extent that the Indemnifying Party has suffered actual prejudice thereby). The Indemnifying Party shall have the right (but not the obligation), exercisable by written notice to the Indemnified Party within fifteen (15) days of receipt of notice from the Indemnified Party of the commencement of or assertion of any claim or action, suit or proceeding by a third party (other than a party or an Affiliate of any party hereto) in respect of which indemnity may be sought hereunder (a “Third Party Claim”), to assume the defense and control the settlement of such Third Party Claim which involves (and continues to involve) solely monetary damages; provided that: (a) the Indemnifying Party expressly agrees in such notice that, as between the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be solely obligated to satisfy in full and discharge any adverse money judgment or settlement resulting from the Third Party Claim; (b) the defense of such Third Party Claim by the Indemnifying Party will not, in the reasonable judgment of the Indemnified Party, have any continuing material adverse effect on the Indemnified Party’s business; and (c) the Indemnifying Party makes adequate provision to provide reasonable assurances to the Indemnified Party of the ability of the Indemnifying Party to satisfy the full amount of any adverse monetary judgment that may result (the conditions set forth in clauses (a), (b) and (c) are collectively referred to as the “Litigation Conditions”).

(ii)           Within fifteen (15) days after the Indemnifying Party has given written notice to the Indemnified Party of its intended exercise of its right to defend and control the right to settle a Third Party Claim, the Indemnified Party shall give written notice to the Indemnifying Party of any objection thereto based upon the Litigation Conditions. If the Indemnified Party so objects, the Indemnified Party shall continue to defend the Third Party Claim until such time as such objection is withdrawn. If no such notice of objection is given, or if any such objection is withdrawn, the Indemnifying Party shall be entitled to assume and conduct such defense, with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party, until such time as the Indemnified Party shall give notice that any of the Litigation Conditions, in its reasonable judgment, are no longer satisfied. If the Indemnified Party is defending the claim after it has made an objection based upon the Litigation Conditions, the Indemnifying Party shall thereafter remain obligated to pay the amount found to be owing to or agreed to in a settlement made pursuant to Section 8.2(b)(iv) with the third party with respect to such Third Party Claim, and to pay the costs (including attorneys’ fees and expenses) incurred by the Indemnified Party defending such Third Party Claim. The Indemnified Party shall defend any Third Party Claim with counsel selected by it and reasonably acceptable to the Indemnifying Party.

(iii)          The Indemnifying Party or the Indemnified Party, as the case may be, shall have the right to participate in (but not control), at its own expense, the defense of any Third Party Claim, which the other is defending as provided in this Agreement.

(iv)          The Indemnifying Party, if it shall have assumed the defense of any Third Party Claim as provided in this Agreement, shall not consent to a settlement of, or the entry of any judgment arising from, any such Third Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed). The Indemnifying Party shall not, without the prior written consent of the

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Indemnified Party, enter into any compromise or settlement, which commits the Indemnified Party to take, or to forbear to take, any action or which does not provide for a complete release by such third party of the Indemnified Party. The Indemnified Party shall have the sole and exclusive right to settle any Third Party Claim, on such terms and conditions as it deems reasonably appropriate, to the extent such Third Party Claim involves equitable or other non-monetary relief and shall have the right to settle any Third Party Claim involving monetary damages with the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

(v)           Whether or not the Indemnifying Party chooses to defend or prosecute any Third Party Claim, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

(vi)          No action or claim for Damages under Section 8.2(a)(i)(A) or 8.2(a)(ii)(A) arising out of or resulting from a breach of representations and warranties contained herein shall be brought or made after the expiration of the 18 month anniversary of the Closing Date; provided, however, that the foregoing time limitations shall not apply to: (1) any of the representations and warranties contained in Sections 2.1, 2.2, 3.1 and 3.2, each of which shall survive indefinitely; and (2) any such claims which have been the subject of a good faith written notice from SGC to Riordan or Riordan to SGC, as the case may be, prior to such period, which notice specifies in reasonable detail the nature and basis for such claim (which shall survive until the final resolution of such claims.

(vii)         Notwithstanding anything to the contrary in this Section 8.2, no limitation or condition of liability provided in this Section 8.2 shall apply to the breach of any of the representations and warranties contained herein if such representation or warranty was made fraudulently.

ARTICLE IX

Miscellaneous

9.1           Captions and Headings. The article and paragraph headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

9.2           No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

9.3           Non-Waiver. The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions. No waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

9.4           Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

9.5           Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings.

9.6           Choice of Law. This Agreement and its application shall be governed by the laws of the state of Arizona, without regard to the conflict of laws principles thereof.

9.7           Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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9.8           Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

SGC:

SGC Holdings, Inc.

2925 North 67th Place

Scottsdale, AZ 85251

Attn: Christos E. Loukas, Chief Executive Officer

Riordan:

Dr. Neil H. Riordan

2027 E. Cedar Street

Tempe, Arizona 8528

9.9           Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

9.10         Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

9.11         Consultants. Corporate Communications Network (“CNG”) has assisted SGC in locating individuals interested in investing in the private placement described in Section 6. In no event shall CNG have engaged in any selling activity whatsoever in connection with such duties. SGC agrees to negotiate in good faith with CNG with respect to any consideration it shall receive for performance of the foregoing services.

9.12         Announcements. The parties will consult and cooperate with each other as to the timing and content of any public announcements regarding this Agreement.

9.13         Expenses. Each party will bear their own expenses, including legal fees incurred in connection with this Agreement.

9.14         Survival of Representations and Warranties. The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing providing for in it, shall survive the Closing.

9.15         Exhibits. As of the execution hereof, the parties have provided each other with the Exhibits described herein. Any material changes to the Exhibits shall be immediately disclosed to the other party.

9.16	Termination, Amendment and Waiver.

(a)           Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of matters presented in connection with the share exchange by the stockholders of SGC or by Riordan:

(1)	by mutual written consent of Riordan and SGC;
(2)	by either Riordan or SGC;
(i)	if any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling

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or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement, or

(ii)

if the transaction shall not have been consummated on or before October 31, 2005, unless the failure to consummate the transaction is the result of a material breach of this Agreement by the party seeking to terminate this Agreement.

(3)           by Riordan, if SGC breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement; and

(4)           by SGC, if Riordan breaches any of his representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement, including, without limitation, the contribution of the IP to SGC.

(b)           Effect of Termination. In the event of termination of this Agreement by either SGC or Riordan, as provided herein, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Riordan or SGC, and such termination shall not relieve any party hereto for any intentional breach prior to such termination by a party hereto of any of its representations or warranties or any of its covenants or agreements set forth in this Agreement.

(c)           Extension; Waiver. At any time prior to the Closing Date, the parties may, to the extent legally allowed, (i) extend the time for the performance of any of the obligation of the other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date indicated above.

SGC Holdings, Inc.	Riordan
By: /s/ CHRISTOS E. LOUKAS	/s/ NEIL H. RIORDAN, PH.D.
Christos E. Loukas	Neil H. Riordan, Ph.D.

Chief Executive Officer

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